EXHIBIT 10.aw

1998 EMPLOYEE STOCK PURCHASE PLAN

OF

C. R. BARD, INC.

(AS AMENDED AND RESTATED)

The 1998 Employee Stock Purchase Plan of C. R. Bard, Inc., as Amended and Restated, provides Eligible Employees of C. R. Bard, Inc., a New Jersey corporation (the “Company”), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. The Plan as amended and restated herein takes into account the Company’s 2-for-1 stock split, which was effected in the form of a 100% stock dividend and distributed on May 28, 2004.

SECTION 1.    DEFINITIONS

1.01    “Board” shall mean the Board of Directors of the Company.

1.02    “Business Day” shall mean any day the New York Stock Exchange is open for business.

1.03    “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.04    “Committee” shall mean the Retirement Committee under the Company’s Retirement Plan, or such other committee as may be designated by the Board.

1.05    “Common Stock” shall mean the Company’s Common Stock, par value $.25 per share.

1.06    “Compensation” shall mean with respect to a Participant, the portion of the Participant’s “basic pay,” as defined in the Retirement Plan, paid to the Participant during the applicable payroll period.

1.07    “Eligible Employee” means each employee of the Company or any domestic Subsidiary, and each employee of a foreign Subsidiary to which the Plan is extended by the Committee, except: (i) an employee whose customary employment is fewer than 20 hours or less per week; or (ii) an employee whose customary employment is for fewer than five months in any calendar year.

1.08    “Fair Market Value” shall mean on a given date, (i) if there should be a public market for the Common Stock on such date, the arithmetic mean of the high and low prices of the Common Stock as reported on such date on the Composite Tape of the principal national securities exchange on which shares of Common Stock are listed or admitted to trading, or, if shares of Common Stock are not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price of the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of shares of Common Stock shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of shares of Common Stock have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Common Stock on such date, the Fair Market Value shall be the value established by the Committee in good faith.

1.09    “Grant Date” shall mean each January 1 and July 1.

1.10    “Option” shall mean an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions hereof.

1.11    “Participant” shall mean an Eligible Employee who is participating in the Plan pursuant to Section 4.

1.12    “Purchase Date” shall mean, except as provided in Section 15, each June 30 and December 31 (or the following Business Day if such date is not a Business Day).

1.13    “Purchase Price” shall mean the lesser of 85% of the Fair Market Value of Common Stock on such Grant Date and 85% of the Fair Market Value of a share of Common Stock on such Purchase Date unless the Committee determines before a Grant Date that a higher or lower price that complies with Code Section 423 shall apply.

1.14    “Plan” shall mean the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc., as amended from time to time.

1.15    “Plan Account” shall mean an account maintained by the Company or its designated recordkeeper for each Participant to which the Participant’s payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

1.16    “Retirement Plan” shall mean the Employees’ Retirement Plan of C. R. Bard, Inc., as amended and restated

1.17    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 2.    COMMON STOCK SUBJECT TO PLAN.

Subject to Section 12, the aggregate number of shares of Common Stock which may be sold under the Plan is 1,000,000. The Company may make open-market purchases to provide shares of Common Stock for purchase under the Plan or sell Treasury shares or issue authorized but unissued shares of Common Stock.

SECTION 3.    PARTICIPATION IN THE PLAN.

3.01    Election to Participate. An Eligible Employee may participate in the Plan by completing and filing with the Company or its designated recordkeeper an election form which authorizes payroll deductions from the employee’s Compensation. Such deductions shall commence on the first Grant Date thereafter and shall continue until the Employee terminates participation in the Plan, becomes ineligible to participate in the Plan, or the Plan is terminated. An Eligible Employee may participate in the Plan only through payroll deductions. Other contributions will not be accepted.

3.02    Termination of Participation.

    (a)    A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office. Such Participant’s payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice.

    (b)    A Participant’s participation in the Plan shall be terminated upon termination of such Participant’s employment with the Company and its Subsidiaries for any reason or when the Participant becomes ineligible to participate in the Plan.

If the former Participant remains employed by the Company or any of its Subsidiaries after termination of participation in the Plan, any payroll deductions credited to such Participant’s Plan Account shall be used to purchase shares of Common Stock on the next Purchase Date. If the former Participant is no longer employed by the Company or any of its Subsidiaries after termination of participation in the Plan, any payroll deductions credited to such Participant’s Plan Account shall be paid to such Participant in cash as soon as practicable following termination of employment. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan by filing a new election form in accordance with subsection (a).

3.03    Limitations for Certain Eligible Employees. Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

SECTION 4.    PAYROLL DEDUCTIONS.

4.01    General. Payroll deductions shall be made from the Compensation paid to each Participant for each payroll period in such whole percentage from 1% to 10% as the Participant shall authorize in such Participant’s election form. The Participant’s payroll deduction limitation shall remain in effect for consecutive purchase periods unless the Participant chooses to revoke or revise the election or becomes ineligible to participate in the Plan.

4.02    Changes in Payroll Deductions. Subject to the minimum and maximum deductions set forth above, a Participant may change the amount of such Participant’s payroll deductions as of the next Grant Date by filing a new election form with the Company or its designated recordkeeper no later than ten Business Days in advance of the next Grant Date. The change shall be effective until revoked in writing and filed with the Company or its designated recordkeeper no later then ten Business Days in advance of the next Grant Date.

SECTION 5.    PURCHASE OF SHARES OF COMMON STOCK.

5.01    Option Grant. On each Grant Date, each Participant shall be deemed to have been granted an Option.

5.02    Limits on Purchase. No Eligible Employee may be granted an Option which permits such Eligible Employee to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time.

5.03    Purchase. On each Purchase Date, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the Purchase Price into the balance in the Participant’s Plan Account on the Purchase Date. Any amount remaining in the Participant’s Plan Account shall be carried forward to the next Purchase Date; provided, that in respect of any Purchase Date (other than a date deemed to be a Purchase Date resulting from the termination of a Purchase Period) any Participant may elect (a “Deferral Election”) by written notification delivered to the Company for its designated recordkeeper (or in such other manner as the Plan Administrator may determine, which other manner will be communicated to Eligible Employees) not less than 10 days prior to such Purchase Date (which election shall remain in effect until revoked in writing) to delay such purchase to the immediately following January 1, in the case of a Purchase Date on June 30, or July 1, in the case of a Purchase Date on December 31 (the “Delayed Purchase Date”), on which date such Participant shall be deemed, without any further action, to have purchased that number of shares of Common Stock determined by dividing the Purchase Price (determined as of the Purchase Date immediately following the date on which the Deferral Election was made) into the cash balance in the Participant’s Plan Account as of such Purchase Date; provided, further, that each Participant employed by a Subsidiary organized in Germany, the United Kingdom or Italy or any other country designated from time to time by the Plan Administrator (which designation the Plan Administrator shall promptly make known to affected Eligible Employees) shall be deemed to have made such election unless such Participant elects to the contrary by written notification delivered to the Company or its designation recordkeeper (or in such other manner as the Plan Administrator may determine, which other manner will be communicated to Eligible Employees) not less than 10 days prior to such Purchase Date (which election shall remain in effect until revoked in writing).

5.04    Participant Statements. As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant which shall include (i) the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan, (ii) the purchase price per share, (iii) the total amount of cash transferred to the Participant’s Plan Account pursuant to payroll deductions and (iv) the amount of cash in the Participant’s Plan Account that will be carried forward.

5.05    Stock Certificates. A stock certificate for whole shares of Common Stock in a Participant’s Plan Account shall be issued upon request of the Participant at any time after such shares have been held in such Participant’s Plan Account for a period of six months. Notwithstanding the preceding sentence, if the Participant’s employment with the Company and its Subsidiaries terminates, a stock certificate for whole shares of Common Stock in such Participant’s Plan Account shall be issued as soon as administratively feasible thereafter. Stock certificates under the Plan shall be issued, at the election of the Participant, in such Participant’s name or in such Participant’s name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close a Participant’s Plan Account.

SECTION 6.    RIGHTS AS A SHAREHOLDER.

As of the Purchase Date or the Delayed Purchase Date, as the case may be, a Participant shall be treated as record owner of such Participant’s shares purchased pursuant to the Plan.

SECTION 7.    RIGHTS NOT TRANSFERABLE.

Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

SECTION 8.    SALE OF PURCHASED STOCK.

An Eligible Employee must promptly advise the Company of any disposition of any shares of Common Stock purchased by the Eligible Employee under the Plan if such disposition shall have occurred within two years after the Grant Date immediately preceding the Purchase Date on which the Eligible Employee purchased such shares.

SECTION 9.    APPLICATION OF FUNDS.

All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

SECTION 10.    ADJUSTMENTS IN CASE OF CHANGES AFFECTING SHARES.

In the event of a subdivision or consolidation of outstanding shares of Common Stock, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.

SECTION 11.    ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Plan and its interpretations, and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Committee shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.

SECTION 12.    AMENDMENTS TO THE PLAN.

The Compensation Committee of the Board may amend the Plan at any time provided that no amendment shall be made without the approval of shareholders of the Company that would cause the Plan to fail to meet the applicable requirements of Code Section 423.

SECTION 13.    TERMINATION OF PLAN.

The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board or (b) the date no more shares remain to be purchased under the Plan. If the Board terminates the Plan, the date of termination shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to Participants, as determined by the Committee.

SECTION 14.    COSTS.

All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Common Stock acquired pursuant to the Plan shall be borne by the holder thereof.

SECTION 15.    GOVERNMENTAL REGULATIONS.

The Company’s obligation to sell and deliver Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

SECTION 16.    APPLICABLE LAW.

The Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of New Jersey. The Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Code Section 423, if applicable. Any provisions required to be set forth in the Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

SECTION 17.    EFFECT ON EMPLOYMENT.

The provisions of the Plan and the participation of a Participant shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

SECTION 18.    WITHHOLDING.

The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

SECTION 19.    SALE OF COMPANY.

In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding Option be assumed or an equivalent right to purchase stock of the successor or purchaser corporation be substituted by the successor or purchaser corporation, unless the Plan is terminated.

SECTION 20.    EFFECTIVE DATE.

The Plan’s effective date prior to its amendment and restatement was July 1, 1998, and was approved by the stockholders of the Company on April 15, 1998. The Plan as amended and restated is effective as of July 1, 2005.